FINANCE OF AMERICA REPORTS FIRST QUARTER 2023 RESULTS
– Net income from continuing operations of $55 million or $0.29 basic earnings per share for the quarter –
– Completed the acquisition of AAG, further enhancing our market position in Reverse Mortgage Lending –
– Strengthened the balance sheet including the issuance of new equity –
– Realigned reporting segments, bringing focus and clarity to strategic vision –

Plano, Texas (May 8, 2023): Finance of America Companies Inc., (“Finance of America” or the “Company”) (NYSE: FOA), a modern retirement solutions platform, reported financial results for the quarter ended March 31, 2023.

First Quarter 2023 Highlights
•For the first quarter 2023, the Company recognized net income from continuing operations of $55 million or $0.29 basic earnings per share.
•Completed the American Advisors Group (“AAG”) asset acquisition and concurrent $30 million equity raise.
•Completed the successful wind down of Mortgage Originations segment and sale of Commercial Originations platform.
•Entered into definitive agreements for the sale of the Title Insurance business, expected to close in Q3 2023, and a majority share of the remainder of the Lender Services platform, expected to close in Q2 2023.
•Announced the realignment of financial reporting segments focused on the core strategy of using home equity to offer innovative solutions that fill gaps in the retirement market.

Graham A. Fleming, Chief Executive Officer commented, “I am honored to lead Finance of America as we help even more Americans embrace a modern retirement and understand the value and benefits of home equity. We have worked diligently for months to streamline our organization, improve profitability and strengthen the balance sheet. This quarter’s results are a significant step in that direction.”

First Quarter Financial Summary of Continuing Operations

($ amounts in millions, except margin and per share data)			Variance (%)		Variance (%)
	Q1’23	Q4’22	Q1'23 vs Q4'22	Q1’22	Q1'23 vs Q1'22
Funded volume	$357	$701	(49)%	$1,523	(77)%
Total revenue	141	52	171%	46	207%
Total expenses and other, net	83	93	(11)%	104	(20)%
Pre-tax income (loss) from continuing operations	58	(47)	223%	(58)	200%
Net income (loss) from continuing operations	55	(48)	215%	(51)	208%
Adjusted net income (loss)(1)	(15)	(5)	(200)%	41	(137)%
Adjusted EBITDA(1)	(12)	1	(1300)%	64	(119)%
Basic income (loss) per share	$0.29	$(0.22)	232%	$(0.16)	281%
Diluted income (loss) per share(2)	$0.22	$(0.22)	200%	$(0.23)	196%
Adjusted diluted earnings (loss) per share(3)	$(0.08)	$(0.03)	(167)%	$0.22	(136)%
(1) See Reconciliation to GAAP section for a reconciliation of Adjusted net income (loss) and Adjusted EBITDA to Net income (loss).
(2) Calculated on an if-converted basis except when anti-dilutive. See Reconciliation to GAAP section for more detail.

Balance Sheet Highlights

($ amounts in millions)	March 31,	December 31,	Variance (%)
	2023	2022	Q1 2023 vs. Q4 2022
Cash and cash equivalents	$69	$61	13%
Securitized loans held for investment (HMBS & nonrecourse)	24,998	18,569	35%
Total assets	26,826	20,873	29%
Total liabilities	26,336	20,468	29%
Total equity	490	405	21%
Total tangible equity(1)	203	108	88%
(1) Total tangible equity calculated as total equity less intangible assets, net.
(All comparisons against December 31, 2022)
•Cash and cash equivalents from continuing operations ended the first quarter at $69 million. The $8 million increase in cash was primarily attributable to the equity raise associated with the closing of the AAG transaction, net of cash utilized to complete the transaction.
•Securitized loans held for investment (HMBS & nonrecourse) increased by $6,429 million as a result of the acquisition of HMBS-backed assets from AAG and the completion of one securitization of non-agency reverse mortgages during the quarter.
•Total assets Increased 29% due to the acquisition of assets from AAG.
•Total liabilities increased $5,868 million primarily due to the assumption of the HMBS obligations from AAG.
•Total tangible equity increased $95 million to $203 million, predominantly due to net income from operations, the acquisition of AAG and the concurrent equity raise.

Segment Results

Retirement Solutions
The Retirement Solutions segment generates revenue and earnings in the form of net origination gains and origination fees earned on the origination of reverse mortgage and home improvement loans.

($ amounts in millions)			Variance (%)		Variance (%)
	Q1’23	Q4’22	Q1’23 vs Q4’22	Q1'22	Q1'23 vs Q1'22
Funded volume	$357	$701	(49)%	$1,523	(77)%
Total revenue	26	32	(19)%	110	(76)%
Pre-tax income (loss)	(9)	(13)	(31)%	65	114%
Adjusted net income	2	4	(50)%	54	(96)%

•First quarter revenue declined 19% from fourth quarter 2022 to $26 million due to lower volumes, partially offset by higher revenue margins.

Portfolio Management
The Portfolio Management segment generates revenue and earnings in the form of gain on sale of loans, fair value gains or losses, interest income, servicing income, fees for underwriting, advisory and valuation services and other ancillary fees.

($ amounts in millions)			Variance (%)		Variance (%)
	Q1’23	Q4’22	Q1’23 vs Q4’22	Q1'22	Q1'23 vs Q1'22
Assets under management	$26,327	$20,186	30%	$19,629	34%
Assets excluding HMBS and non-recourse obligations	1,329	1,617	(18)%	2,721	(51)%
Total revenue	127	30	323%	(53)	340%
Pre-tax income (loss)	99	3	3200%	(88)	213%
Adjusted net income	4	7	(43)%	7	(43)%

•First quarter 2023 assets under management grew 30% to $26,327 million compared to the prior quarter. This growth is directly attributable to the acquisition of AAG.
•First quarter revenue was materially impacted by positive fair value adjustments on assets held for investment and related liabilities, as we updated model assumptions to account for changes in market interest rates during the quarter.

Reconciliation to GAAP

($ amounts in millions)(6)	Q1’23	Q4’22	Q1’22
Reconciliation of net income (loss) from continuing operations to adjusted net income (loss) and adjusted EBITDA
Net income (loss) from continuing operations	$55	$(48)	$(50)
Add back: Benefit (provision) for income taxes	(3)	(1)	8
Net income (loss) from continuing operations before taxes	58	(47)	(58)
Adjustments for:
Changes in fair value(1)	(94)	12	96
Amortization and impairment of intangibles and other assets(2)	9	15	9
Share-based compensation(3)	4	4	7
Certain non-recurring costs(4)	2	9	3
Adjusted net income (loss) before taxes	(21)	(7)	57
(Provision) benefit for income taxes(5)	6	2	(16)
Adjusted net income (loss)	(15)	(5)	41
Provision (benefit) for income taxes(5)	(6)	(2)	16
Depreciation	1	1	1
Interest expense on non-funding debt	8	7	7
Adjusted EBITDA	$(12)	$1	$64
OTHER KEY METRICS
Cash paid for income taxes	$—	$—	$—

($ amounts in millions except shares and $ per share)	Q1’23	Q4’22	Q1’22
GAAP PER SHARE MEASURES
Net income (loss) from continuing operations attributable to controlling interest	$19	$(14)	$(9)
Weighted average outstanding share count	64,016,845	63,204,118	60,773,891
Basic income (loss) per share from continuing operations	$0.29	$(0.22)	$(0.16)
If-converted method net earnings (loss) from continuing operations	42	$(14)	(43)
Weighted average diluted share count	190,301,012	63,204,118	189,448,936
Diluted earnings (loss) per share from continuing operations(7)	$0.22	$(0.22)	$(0.23)

NON-GAAP PER SHARE MEASURES
Adjusted net income (loss)	$(15)	(5)	$41
Weighted average diluted share count	190,301,012	187,822,266	189,448,936
Adjusted diluted earnings (loss) per share	$(0.08)	(0.03)	$0.22
(1) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations, deferred purchase price obligations, warrant liability, and minority investments.
(2) Includes amortization of intangibles recognized from the business combination with Replay and impairment charges to intangibles and certain other long lived assets recognized during the periods presented.
(3) Funded 85% by the non-controlling shareholders.
(4) Certain non-recurring costs relate to various one-time expenses and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include certain one-time charges including amounts recognized for settlement of legal and regulatory matters, acquisition related expenses and other one-time charges.
(5) We applied an effective combined corporate tax rate to adjusted consolidated pre-tax income (loss) for the respective period to determine the tax effect of adjusted consolidated net income (loss).
(6) Totals may not foot due to rounding.
(7)Calculated on an if-converted basis except when anti-dilutive.

Adjusted Net Income by Segment (Continuing Operations)

For the three months ended March 31, 2023
All values in $ millions(6)
	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$(9)	$99	$(32)	$58
Adjustments for:
Changes in fair value(1)	—	(93)	(1)	(94)
Amortization and impairment of intangibles and other assets(2)	9	—	—	9
Share-based compensation(3)	2	—	2	4
Certain non-recurring costs(4)	1	—	1	2
Adjusted net income (loss) before taxes	$3	$6	$(30)	$(21)
(Provision) benefit for income taxes(5)	(1)	(2)	8	6
Adjusted net Income (loss)	$2	$4	$(22)	$(15)
Weighted average diluted share count	190,301,012	190,301,012	190,301,012	190,301,012
Adjusted diluted earnings (loss) per share	$0.01	$0.02	$(0.12)	$(0.08)

For the three months ended December 31, 2022
All values in $ millions(6)
	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$(13)	$3	$(37)	$(47)
Adjustments for:
Changes in fair value(1)	—	6	6	12
Amortization and impairment of intangibles and other assets(2)	13	—	2	15
Share-based compensation(3)	1	—	2	4
Certain non-recurring costs(4)	4	—	5	9
Adjusted net income (loss) before taxes	$5	$9	$(22)	$(7)
(Provision) benefit for income taxes(5)	(1)	(2)	6	2
Adjusted net Income (loss)	$4	$7	$(16)	$(5)
Weighted average diluted share count	187,822,266	187,822,266	187,822,266	187,822,266
Adjusted diluted earnings (loss) per share	$0.02	$0.04	$(0.09)	$(0.03)

For the three months ended March 31, 2022
All values in $ millions(6)
	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$65	$(88)	$(36)	$(58)
Adjustments for:
Changes in fair value(1)	—	96	—	96
Amortization and impairment of intangibles and other assets(2)	9	—	—	9
Share-based compensation(3)	2	1	4	7
Certain non-recurring costs(4)	(3)	1	6	3
Adjusted net income (loss) before taxes	$73	$10	$(26)	$57
(Provision) benefit for income taxes(5)	(19)	(3)	7	(16)
Adjusted net Income (loss)	$54	$7	$(19)	$41
Weighted average diluted share count	189,448,936	189,448,936	189,448,936	189,448,936
Adjusted diluted earnings (loss) per share	$0.28	$0.04	$(0.10)	$0.22
(1) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations, deferred purchase price obligations, warrant liability, and minority investments.
(2) Includes amortization of intangibles recognized from the business combination with Replay and impairment charges to intangibles and certain other long lived assets recognized during the periods presented.
(3) Funded 85% by the non-controlling shareholders.
(4) Certain non-recurring costs relate to various one-time expenses and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include certain one-time charges including amounts recognized for settlement of legal and regulatory matters, acquisition related expenses and other one-time charges.
(5) We applied an effective combined corporate tax rate to adjusted consolidated pre-tax income (loss) for the respective period to determine the tax effect of adjusted consolidated net income (loss).
(6) Totals may not foot due to rounding.

Finance of America Companies Inc. and Subsidiaries Selected Financial Information Condensed Consolidated Statements of Financial Condition (In thousands, except share data) (Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$69,313	$61,149
Restricted cash	228,302	179,764
Loans held for investment, subject to HMBS related obligations, at fair value	16,623,561	11,114,100
Loans held for investment, subject to nonrecourse debt, at fair value	8,374,827	7,454,638
Loans held for investment, at fair value	736,968	907,998
Loans held for sale, at fair value	77,494	173,984
MSR, at fair value, $988 and $60,562 subject to nonrecourse MSR financing liability, respectively	13,713	95,096
Fixed assets and leasehold improvements, net	10,610	9,131
Intangible assets, net	287,822	297,119
Other assets, net	251,929	266,316
Assets of discontinued operations	151,450	313,360
TOTAL ASSETS	$26,825,989	$20,872,655

LIABILITIES AND EQUITY
HMBS related obligations, at fair value	$16,407,629	$10,996,755
Nonrecourse debt, at fair value	8,032,552	7,343,177
Other financing lines of credit	1,113,367	1,327,634
Payables and other liabilities	306,717	173,732
Notes payable, net (includes amounts due to related parties of $56,580 and $46,790, respectively)	408,990	399,402
Liabilities related to assets of discontinued operations	66,302	227,114
TOTAL LIABILITIES	26,335,557	20,467,814

EQUITY
Class A Common Stock, $0.0001 par value; 6,000,000,000 shares authorized; 89,838,531 and 67,681,856 shares issued, respectively, and 85,580,031 and 63,423,356 shares outstanding, respectively	9	6
Class B Common Stock, $0.0001 par value; 1,000,000 shares authorized; 15 and 14 shares issued and outstanding, respectively	—	—
Additional paid-in capital	926,910	888,488
Accumulated deficit	(631,241)	(634,295)
Accumulated other comprehensive loss	(209)	(273)
Noncontrolling interest	194,963	150,915
TOTAL EQUITY	490,432	404,841
TOTAL LIABILITIES AND EQUITY	$26,825,989	$20,872,655

Finance of America Companies Inc. and Subsidiaries Selected Financial Information Condensed Consolidated Statements of Operations (In thousands, except share data)

	Q1'23	Q4'22	Q1'22
	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Gain (loss) on sale and other income from loans held for sale, net	$(12,426)	$(8,781)	$6,221
Net fair value gains (losses) on mortgage loans and related obligations	176,394	94,868	6,960
Fee income	6,352	9	55,173
Net interest expense:
Interest income	2,091	718	1,184
Interest expense	(31,556)	(34,611)	(23,480)
Net interest expense	(29,465)	(33,893)	(22,296)
TOTAL REVENUES	140,855	52,203	46,058

EXPENSES
Salaries, benefits, and related expenses	40,814	43,253	59,099
Occupancy, equipment rentals, and other office related expenses	1,909	1,650	2,189
General and administrative expenses	41,054	42,713	46,115
TOTAL EXPENSES	83,777	87,616	107,403
IMPAIRMENT OF INTANGIBLES AND OTHER ASSETS	—	(5,728)	—
OTHER, NET	936	(5,612)	2,984
NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	58,014	(46,753)	(58,361)
Provision (benefit) for income taxes	2,532	1,133	(7,722)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	55,482	(47,886)	(50,639)
NET LOSS FROM DISCONTINUED OPERATIONS	(40,890)	(134,124)	(13,356)
NET INCOME (LOSS)	14,592	(182,010)	(63,995)
Noncontrolling interest	$11,538	$(124,987)	$(55,502)
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$3,054	$(57,023)	$(8,493)

EARNINGS PER SHARE
Basic weighted average shares outstanding	64,016,845	63,204,118	60,773,891
Basic net income (loss) per share from continuing operations	$0.29	$(0.22)	$(0.16)
Basic net income (loss) per share from discontinued operations	$(0.24)	$(0.68)	$0.02
Diluted weighted average shares outstanding	190,301,012	63,204,118	189,448,936
Diluted net income (loss) per share from continuing operations	$0.22	$(0.22)	$(0.23)
Diluted net loss per share from discontinued operations	$(0.15)	$(0.68)	$(0.07)

Webcast and Conference Call
Management will host a webcast and conference call on Monday, May 8th at 5:00 pm Eastern Time to discuss the Company’s results for the first quarter ended March 31, 2023. A copy of this press release will be posted prior to the call under the “Investors” section on Finance of America’s website at https://www.financeofamerica.com/investors.
To listen to the audio webcast of the conference call, please visit the “Investors” section of the Company's website at https://www.financeofamerica.com/investors. The conference call can also be accessed by dialing the following:
a.1-833-470-1428 (Domestic)
b.1-929-526-1599 (International)
c.Conference ID: 604853

Replay
A replay of the call will also be available on the Company's website approximately two hours after the conclusion of the conference call through May 22, 2023. To access the replay, dial 1-866-813-9403 (United States) or 1-929-458-6194 (International). The replay pin number is 970165. The replay can also be accessed on the “Investors” section of the Company's website at https://www.financeofamerica.com/investors.

About Finance of America
Finance of America (NYSE: FOA) is a modern retirement solutions platform that provides customers with access to an innovative range of retirement offerings centered on the home, including reverse mortgages and home improvement loans as well as home-sharing services. In addition, FOA offers capital markets and portfolio management capabilities to optimize distribution to investors. FOA is headquartered in Plano, Texas. For more information, please visit www.financeofamerica.com.

Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that our actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that maybe expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: the transformation of our business from a vertically-integrated, diversified lending platform to a focused, reverse mortgage lending business; our ability to obtain sufficient capital and liquidity to meet the financing and operational requirements of our business, and our ability to comply with our debt agreements and pay down our substantial debt; our recently closed acquisition of American Advisors Group and sale of our Commercial Originations business, as well as the proposed sale of our Incenter subsidiaries and their respective expected benefits and increased liquidity, anticipated cost savings, financial and accounting impact, and timing; our ability to successfully and timely integrate the business of American Advisors Group into the legacy business of the Company; the possibility that the Company may be adversely affected by other economic, business and/or competitive factors in our business markets and worldwide financial markets, including a sustained period of higher interest rates and increased instability in the banking sector as a result of several recent bank failures; our ability to respond to significant changes in prevailing interest rates, and to develop a profitable business; our ability to manage disruptions in the secondary home loan market, including the mortgage-backed securities market; our ability to finance and recover costs of our reverse servicing operations; our ability to manage changes in our licensing status, business relationships, or servicing guidelines with Ginnie Mae, HUD or other governmental entities; our geographic market concentration if the economic conditions in our current markets should decline or as a result of natural disasters; our use of estimates in measuring or determining the fair value of the majority of our assets and liabilities, which may require us to write down the value of these assets or write up the value of these liabilities if they prove to be incorrect; our ability to manage various legal proceedings and compliance matters, federal or state governmental examinations and enforcement investigations we are subject to from time to time, including consumer protection laws applicable to reverse mortgage lenders, which may be highly complex and slow to develop, and results are difficult to predict or estimate; our ability to prevent cyber intrusions and mitigate cyber risks; our ability to compete with national banks, which are not subject to state licensing and operational requirements; our holding company status and dependency on distributions from Finance of America Equity Capital LLC; our “controlled company” status under New York Stock Exchange rules, which exempts us from certain corporate governance requirements and affords stockholders fewer protections; and our common stock trading history has been characterized by low trading volume, which may result in an inability to sell your shares at a desired price, if at all.
All of these factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements, or our objectives and plans will be achieved. Please refer to Risk Factors included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2023, for further information on these and other risk factors affecting us, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures
The Company’s management evaluates performance of the Company through the use of certain measures that are not prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including Adjusted Net Income, Adjusted EBITDA, and Adjusted Diluted Earnings per Share.
We define Adjusted Net Income as net income adjusted for change in fair value of loans and securities held for investment due to assumption changes, change in fair value of deferred purchase price obligations (including earnouts and TRA obligations), warrant liability, and minority investments, amortization and other impairments, equity based compensation, and certain non-recurring costs.
We define Adjusted EBITDA as Adjusted Net Income (defined above) adjusted for taxes, interest on non-funding debt and depreciation.
We define Adjusted Diluted Earnings Per Share as Adjusted Net Income (defined above) divided by our weighted average diluted share count, which includes our issued and outstanding Class A Common Stock shares plus Finance of America Equity Capital LLC’s Class A LLC units owned by our noncontrolling interests on an if-converted basis.
The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.
These non-GAAP financial measures should not be considered as an alternate to (i) net income (loss) or any other performance measures determined in accordance with GAAP or (ii) operating cash flows determined in accordance with GAAP. Adjusted Net Income, Adjusted EBITDA, and Adjusted Diluted Earnings per Share have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations of these metrics relate to the variability of: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.
Because of these limitations, Adjusted Net Income, Adjusted EBITDA, and Adjusted Diluted Earnings per Share should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to stockholders. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP financial measures only as a supplement. Users of our interim unaudited consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures, which are not necessarily indicative of the results that may be expected for any future period of for the full year.
A reconciliation of our forward-looking Adjusted Diluted Earnings per Share outlook to GAAP Earnings per Share and Net Income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusted items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Contacts:
For Finance of America Media: pr@financeofamerica.com
For Finance of America Investor Relations: ir@financeofamerica.com